EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
Realty Income Corporation:

We consent to incorporation by reference in Registration Statement No. 333-80821 on Form S-3 of Realty Income Corporation and to incorporation by reference in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation of our report dated January 18, 2002, except as to Note 22, which is as of February 28, 2002; and as to the tenth paragraph of Note 2, Notes 3, 12B and 20, which are as of December 9, 2002, with respect to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related Schedule III, which report appears in the December 31, 2001, annual report on Form 10-K / A (Amendment No.1) of Realty Income Corporation.



                                      /s/ KPMG LLP
                                      ------------------------------------------
                                      KPMG LLP

San Diego, California
December 19, 2002